FIFTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This fifth Amendment (the “Amendment”) to the Distribution Agreement dated as of May 31, 2017 (the “Agreement”) by and between Forum Funds II (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of January 2, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Appendix A of the Agreement to reflect the change of name of two Funds; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the change of name of NWS International Property Fund to Jaguar International Property Fund, and the change of name from NWS Global Property Fund to Jaguar Global Property Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORUM FUNDS II		FORESIDE FUND SERVICES, LLC

By:	/s/ Karen Shaw	By:	/s/ Mark Fairbanks
Name:	Karen Shaw		Mark Fairbanks
Title:	Treasurer		Vice President

DISTRIBUTION AGREEMENT

Appendix A

As of January 2, 2019

ABR Dynamic Blend Equity & Volatility Fund

ABR Dynamic Short Volatility Fund

Acuitas International Small Cap Fund

Acuitas US Microcap Fund

Baywood ValuePlus Fund

Baywood Socially Responsible Fund

Caravan Frontier Markets Opportunities Fund

CVR Dynamic Allocation Fund

Dundas International Equity Growth Fund

Gurtin California Municipal Intermediate Value Fund

Gurtin California Municipal Opportunistic Value Fund

Gurtin National Municipal Intermediate Value Fund

Gurtin National Municipal Opportunistic Value Fund

Jaguar Global Property Fund

Jaguar International Property Fund

Semper U.S. Treasury Money Market Fund

A-1